Exhibit 99.1

November 14, 2017

Net Element Reports Third Quarter 2017 Results

North America Transaction Solutions leads in revenue growth. Loss per share narrows significantly vs same period last year

MIAMI, FL – November 14, 2017 – Net Element, Inc. (NASDAQ: NETE) (“Net Element” or the “Company”), a global financial technology and value-added solutions group that supports electronic payments acceptance in an omni-channel environment spanning across point-of-sale (POS), e-commerce and mobile devices, today reported financial results for the third quarter ended September 30, 2017 and provided an update on recent strategic and operational initiatives.

Third Quarter 2017 Results:

•	Revenues increased to $14.9 million, an increase of 6.4% compared to $14.0 million in the prior year. The increase is primarily due to organic revenue growth in the North America Transaction Solutions segment, which experienced 17.3% growth over the prior year;
•	US accounted for 88% of Revenue, while international revenues were 12%.

Recent Highlights:

•	Net Element ranked as one of the fastest growing companies in North America on Deloitte’s 2017 Technology Fast 500™
•	Unified Payments launched web-based, integrated same-day ACH payment processing
•	PayOnline launched payment acceptance for Azimuth Airlines
•	Unified Payments supported Florida SMB merchants affected by Hurricane Irma with the free mobile POS card readers
•	Unified Payments launched Zero-Fee processing program for SMB merchants in the U.S., giving merchants the flexibility to pass through credit card processing costs to their customers
•	PayOnline launched payment acceptance module for Telegram, Viber, Facebook and VK instant messengers
•	PayOnline launched support for electronic commerce in the U.S. as a fully integrated offering that allows merchants to expand their business without limiting the way customers can pay
•	PayOnline added support for iDEAL, the most popular payment system in Netherlands
•	PayOnline expanded payments module to include inSales Platform

“Third quarter was an important period for the Company as we streamlined international operations to build a more profitable and less capital intensive Mobile and Online Solutions business. Additionally, we regained compliance with the Nasdaq continued listing requirements”, commented Oleg Firer, CEO of Net Element. “In the United States we continue to grow organically with the focus on value-added solutions.”

Conference Call:

The Company will host a conference call to discuss Third Quarter 2017 financial results and business highlights on November 15, 2017 at 8:30 a.m. ET. The conference call can be accessed live over the phone by dialing +1 (877) 303-9858, or for international callers +1 (408) 337-0139, and referencing conference code 4797319. It is recommended that participants dial in approximately 10 minutes prior to the start of the 8:30 a.m. Eastern call.

The call will also be webcast live from https://edge.media-server.com/m6/p/mn6s3mja. Following completion of the call, a recorded replay of the webcast will be available on the www.netelement.com/en/ir website.

Results of Operations for the Three Months Ended September 30, 2017 Compared to the Three Months Ended September 30, 2016

We reported a net loss attributable to our stockholders of $1,702,536, or $0.90 per share, for the three months ended September 30, 2017 as compared to a net loss attributable to net loss attributable to our stockholders of $3,469,540, or $2.47 per share, for the three months ended September 30, 2016. This resulted in a decrease in net loss attributable to stockholders of $1,767,004 primarily due to an increase in revenues, decreases in non-cash compensation and interest expenses, partially offset by an increase in other expenses.  Net loss attributable to stockholders for the three months ended September 30, 2016 was also negatively affected by an expense for loss from stock value guarantee related to the PayOnline acquisition.

Eliminating the effects of non-cash compensation and a 2016 stock value guarantee, we reported an adjusted non-GAAP, Net loss attributable to Net Element, Inc. stockholders of $1,591,259 or $0.84 per share for the three months ended September 30, 2017 as compared to an adjusted non-GAAP, Net loss attributable to Net Element, Inc. stockholders of $2,736,839 or $1.95 per share for the three months ended September 30, 2016.

Net revenues consist primarily of payment processing fees. Net revenues were $14,901,131 for the three months ended September 30, 2017 as compared to $14,009,652 for the three months ended September 30, 2016. The increase in net revenue is primarily due to an increase to North American Transaction Solutions segment revenue of $1,936,917 (or 17% increase) for the three months ended September 30, 2017 versus the three months ended September 30, 2016. Increases in our North American Transaction Solutions segment revenue were primarily due to continued organic growth of merchants with emphasis on value-added offerings partially offset by some loss of processing revenues resulting from storms primarily affecting merchants processing in Florida and Texas. Our Online Solutions segment revenue increased $180,803 (or 11%), from $1,597,124 for the three months ended September 30, 2016 to $1,777,927 for the three months ended September 30, 2017. Net revenue for the three months ended September 30, 2017 was also negatively affected by a $1,226,241 (or 100%) decrease in revenue in our Mobile Solutions segment, as we experience increased competition, decreased margins and reorganizing assignments of the Mobile Solutions segment to employees at PayOnline and TOT Group Russia.

The following table sets forth our sources of revenues, cost of revenues and gross margins for the three months ended September 30, 2017 and 2016:

Gross Margin Analysis

	Three		Three
	Months Ended		Months Ended
	September 30,		September 30,		Increase /
Source of Revenues	2017	Mix	2016	Mix	(Decrease)

North American Transaction Solutions	$13,123,204	88%	$11,186,287	80%	$1,936,917
Mobile Solutions	-	0%	1,226,241	9%	(1,226,241)
Online Solutions	1,777,927	12%	1,597,124	11%	180,803
Total	$14,901,131	100%	$14,009,652	100%	$891,479

	Three		Three
	Months Ended		Months Ended
	September 30,	% of	September 30,	% of	Increase /
Cost of Revenues	2017	revenues	2016	revenues	(Decrease)

North American Transaction Solutions	$11,279,098	86%	$9,585,952	86%	$1,693,146
Mobile Solutions	-	0%	1,045,836	85%	(1,045,836)
Online Solutions	1,477,529	83%	1,063,380	67%	414,149
Total	$12,756,627	86%	$11,695,168	83%	$1,061,459

	Three		Three
	Months Ended		Months Ended
	September 30,	% of	September 30,	% of	Increase /
Gross Margin	2017	revenues	2016	revenues	(Decrease)

North American Transaction Solutions	$1,844,106	14%	$1,600,335	14%	$243,771
Mobile Solutions	-	0%	180,405	15%	(180,405)
Online Solutions	300,398	17%	533,744	33%	(233,346)
Total	$2,144,504	14%	$2,314,484	17%	$(169,980)

Cost of revenues represents direct costs of generating revenues, including commissions, mobile operator fees, purchases of short numbers, interchange expense and processing fees. Cost of revenues for the three months ended September 30, 2017 were $12,756,627 as compared to $11,695,168 for the three months ended September 30, 2016. The $1,061,459 increase in cost of revenues was primarily due to a $1,693,145 increase in our North American Transaction Solutions segment due to the corresponding increase in sales volume. There also was a $414,149 increase in cost of revenues resulting from our Online Solutions segment operations primarily due the costs associated with onboarding additional merchants. This was partially offset by a $1,045,836 decrease in our Mobile Solutions segment cost of revenues, which resulted from the corresponding decrease in revenues for our Mobile Solutions segment for the three months ended September 30, 2017.

Gross margin or the three months ended September 30, 2017 was $2,144,504, or 14% of net revenue, as compared to $2,314,484, or 17% of net revenue, for the three months ended September 30, 2016. The $169,980 decrease in gross margin was primarily due to a decrease of $180,405 in Mobile Solutions margin caused by a decrease in business and a $233,346 decrease in Online Solutions offset by $243,771 increase in gross margin in North American Transaction Solutions caused by continued growth of merchants with emphasis on value-added offerings.

Total operating expenses were $3,418,716 for the three months ended September 30, 2017, which consisted of general and administrative expenses of $2,357,729, non-cash compensation expenses of $111,277, provision for bad debts of $319,690, and depreciation and amortization of $630,020. Total operating expenses were $4,083,494 for the three months ended September 30, 2016, which consisted of general and administrative expenses of $2,284,737, non-cash compensation expenses of $732,701, provision for bad debts of $301,170, and depreciation and amortization of $764,886.

The components of our general and administrative expenses are discussed below.

General and administrative expenses for the three months ended September 30, 2017 and 2016 consisted of operating expenses not otherwise delineated in our Condensed Consolidated Statements of Operations and Comprehensive Loss and include salaries and benefits, professional fees, rent, business development, travel expense, filing fees, transaction gains or losses, office expenses, communication expenses, insurance expenses, and other expenses required to run our business, as follows:

Three Months Ended September 30, 2017
Category	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$459,412	$44,733	$213,351	$539,002	$1,256,498
Professional fees	100,772	(46)	233,836	326,876	661,438
Rent	-	5,803	39,037	58,410	103,250
Business development	6,572	(6)	8,902	222	15,690
Travel expense	21,753	2,897	1,142	20,634	46,426
Filing fees	-	-	-	12,056	12,056
Transaction (gains) losses	-	(13,327)	54	(3)	(13,276)
Office expenses	67,140	566	21,319	13,005	102,030
Communications expenses	5,507	1,173	29,416	20,211	56,307
Insurance expense	-	-	-	34,853	34,853
Other expenses	349	87	1,619	80,402	82,457
Total	$661,505	$41,880	$548,676	$1,105,668	$2,357,729

Three Months Ended September 30, 2016
Category	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$414,659	$107,310	$167,802	$442,497	$1,132,268
Professional fees	89,985	36,874	161,394	384,227	672,480
Rent	-	942	35,682	116,703	153,327
Business development	10,827	4,869	27,752	1,395	44,843
Travel expense	61,700	2,563	5,978	50,466	120,707
Filing fees	-	-	-	17,789	17,789
Transaction (gains) losses	-	(11,068)	(655)	(141,639)	(153,362)
Office expenses	29,600	8,805	21,534	33,532	93,471
Communications expenses	17,392	583	27,065	20,447	65,486
Insurance expense	-	-	-	123,992	123,992
Other expenses	9,755	6	1,350	2,624	13,736
Total	$633,918	$150,884	$447,902	$1,052,034	$2,284,737

Variance
Category	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$44,753	$(62,577)	$45,549	$96,505	$124,230
Professional fees	10,787	(36,920)	72,442	(57,351)	(11,042)
Rent	-	4,861	3,355	(58,293)	(50,077)
Business development	(4,255)	(4,875)	(18,850)	(1,173)	(29,153)
Travel expense	(39,947)	334	(4,836)	(29,832)	(74,281)
Filing fees	-	-	-	(5,733)	(5,733)
Transaction (gains) losses	-	(2,259)	709	141,636	140,086
Office expenses	37,540	(8,239)	(215)	(20,527)	8,559
Communications expenses	(11,885)	590	2,351	(236)	(9,179)
Insurance expense	-	-	-	(89,139)	(89,139)
Other expenses	(9,406)	81	269	77,778	68,721
Total	$27,587	$(109,004)	$100,774	$53,634	$72,992

Salaries, benefits, taxes and contractor payments were $1,256,498 for the three months ended September 30, 2017 as compared to $1,132,268 for the three months ended September 30, 2016.

Segment	Salaries and benefits for the three months ended September 30, 2017	Salaries and benefits for the three months ended September 30, 2016	Increase / (Decrease)
North America Transaction Solutions	$459,412	$414,659	$44,753
Mobile Solutions	44,733	107,310	(62,577)
Online Solutions	213,351	167,802	45,549
Corporate Expenses & Eliminations	539,002	442,497	96,505
Total	$1,256,498	$1,132,268	$124,230

The increase in salaries of $124,230 was due to the North American Transaction Solutions segment and corporate salaries increasing $44,743 and $96,505, respectively, due to an increase in headcount and sales incentives for key employees as the business grows. In addition, an increase in our Online Solutions segment of $45,549 was primarily due to the Ruble exchange rate. These increases were offset by a decrease of $62,577 in our Mobile Solutions segment due to the elimination of headcount as we assigned the current workloads to existing employees of PayOnline and TOT Group Russia.

Professional fees were $661,438 for the three months ended September 30, 2017 as compared to $672,480 for the three months ended September 30, 2016.

Three Months Ended September 30, 2017
Professional Fees	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
General Legal	$819	$-	$185	$4,305	$5,309
SEC Compliance Legal Fees	-	-	-	88,564	88,564
Accounting and Auditing	-	-	1,000	97,500	98,500
Tax Compliance and Planning	-	-	-	-	-
Consulting	99,953	(46)	232,651	136,507	469,065
Total	$100,772	$(46)	$233,836	$326,876	$661,438

Three Months Ended September 30, 2016
Professional Fees	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
General Legal	$5,818	$56	$847	$99,179	$105,900
SEC Compliance Legal Fees	-	-	-	43,750	43,750
Accounting and Auditing	-	-	-	101,732	101,732
Tax Compliance and Planning	-	-	-	33,200	33,200
Consulting	84,167	36,818	160,547	106,366	387,898
Total	$89,985	$36,874	$161,394	$384,227	$672,480

Variance
Professional Fees	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Increase / (Decrease)
General Legal	$(4,999)	$(56)	$(662)	$(94,874)	$(100,591)
SEC Compliance Legal Fees	-	-	-	44,814	44,814
Accounting and Auditing	-	-	1,000	(4,232)	(3,232)
Tax Compliance and Planning	-	-	-	(33,200)	(33,200)
Consulting	15,786	(36,864)	72,104	30,141	81,167
Total	$10,787	$(36,920)	$72,442	$(57,351)	$(11,042)

Professional fees decreased by $11,042 mainly due to a decrease in general legal fees because of decreases in litigation and tax compliance fees partially offset by an increases in SEC compliance and consulting fees due to increased public market transactions.

Non-cash compensation expense from share-based compensation was $111,277 for the three months ended September 30, 2017, compared to $732,701 for the three months ended September 30, 2016. The majority of these expenses were for employee and consultant equity incentives for both periods.

We recorded bad debt expense of $319,690 for the three months ended September 30, 2017 as compared to $301,170 for the three months ended September 30, 2016. For the three months ended September 30, 2017, we recorded a loss which was primarily comprised of $227,281 in ACH rejects and a $92,409 provision from our Russian operations. Of the $678,143 of gross ACH rejects, $111,174 were passed through to independent sales organizations via a reduction in commissions. For the three months ended September 30, 2016, we recorded a loss which was primarily comprised of $301,132 in net ach rejects. Of the $301,132 of net ACH rejects, $117,794 were passed through to independent sales organizations via a reduction in commissions.

Depreciation and amortization expense consists primarily of the amortization of merchant portfolios plus depreciation expense on fixed assets, client acquisition costs, capitalized software expenses, trademarks, domain names and employee non-compete agreements.  Depreciation and amortization expense was $630,020 for the three months ended September 30, 2017 as compared to $764,886 for the three months ended September 30, 2016. The decrease was due to the full amortization of certain software and merchant portfolio assets during 2016.

Interest expense was $302,813 for the three months ended September 30, 2017 as compared to $608,716 for three months ended September 30, 2016, representing a decrease of $305,904 due to lower balances as follows:

Funding Source	Three months ended September 30, 2017	Three months ended September 30, 2016	Increase / (Decrease)
MBF Notes	$15,277	$11,356	$3,921
RBL Notes	195,736	510,655	(314,919)
Priority Payments Note	65,630	-	65,630
Other	26,170	86,705	(60,537)
Total	$302,813	$608,716	$(305,904)

Other interest expense for the three months ended September 30, 2017 consisted of $10,407 resulting from the promissory note entered into on March 1, 2017 with Star Equities, LLC (See Note 12. Related Party Transactions) and $17,762 related to the PayOnline acquisition. During the three months ended September 30, 2016, other interest expense primarily consisted of $76,289 related to the PayOnline acquisition. The primary reason for the decrease was due to less Crede stock exchange paydowns on RBL debt during the three months ended September 30, 2017, which resulted in increased RBL interest expense during 2016.

Other expenses for the three months ended September 30, 2017 consists primarily of a $94,267 of expenses attributed to our Mobile Solutions division.

The net income attributable to non-controlling interests amounted to $32,607 for three months ended September 30, 2017 as compared to the net loss of $33,683 for the three months ended September 30, 2016. The $66,290 decrease was caused by an adjustment to commission expense for prior quarters recorded during the three months ended September 30, 2017.

Results of Operations for the Nine Months Ended September 30, 2017 Compared to the Nine Months Ended September 30, 2016

We reported a net loss attributable to stockholders of $5,830,373, or $3.29 per share, for the nine months ended September 30, 2017 as compared to a net loss attributable to stockholders of $10,663,708, or $8.65 per share, for the nine months ended September 30, 2016. This resulted in a decrease in net loss attributable to stockholders of $4,833,335 primarily due to an increase in revenues and a decrease in the loss from stock value guarantee, a decrease in noncash compensation expense, and a decrease in other income offset by an increase in general and administrative expenses.

Eliminating the effects of non-cash compensation in both years and a 2016 stock value guarantee, we reported an adjusted non-GAAP, Net loss attributable to Net Element, Inc. stockholders of $4,994,154 or $2.82 per share for the nine months ended September 30, 2017 as compared to an adjusted non-GAAP, Net loss attributable to Net Element, Inc. stockholders of $5,392,573 or $4.37 per share for the nine months ended September 30, 2016.

Net revenues consist primarily of payment processing fees. Net revenues were $44,604,113 for the nine months ended September 30, 2017 as compared to $38,963,559 for the nine months ended September 30, 2016. The increase in net revenue is primarily due to organic growth of merchants in our North American Transaction Solutions segment which resulted in an increase to North American Transaction Solutions segment revenue of $8,258,268 (or 28% increase) for the nine months ended September 30, 2017 versus the nine months ended September 30, 2016. Increases in our North American Transaction Solutions segment revenue were primarily due to continued growth of merchants with emphasis on value-added offerings. Our Online Solutions segment revenue increased $1,006,578 (or 22%), from $4,521,239 for the nine months ended September 30, 2016 to $5,527,817 for the nine months ended September 30, 2017, primarily due to the onboarding of additional merchants. The increases in North American Transaction Solutions and Online Solutions segments were offset by a $3,624,292 (or 72%) decrease in our Mobile Solutions segment, as we have eliminated staff and assigned current responsibilities to team members at PayOnline and TOT Group Russia.

The following table sets forth our sources of revenues, cost of revenues and gross margins for the nine months ended September 30, 2017 and 2016:

Gross Margin Analysis

	Nine		Nine
	Months Ended		Months Ended
	September 30,		September 30,		Increase /
Source of Revenues	2017	Mix	2016	Mix	(Decrease)

North American Transaction Solutions	$37,701,136	85%	$29,442,868	76%	$8,258,268
Mobile Solutions	1,375,160	3%	4,999,452	13%	(3,624,292)
Online Solutions	5,527,817	12%	4,521,239	12%	1,006,578
Total	$44,604,113	100%	$38,963,559	100%	$5,640,554

	Nine		Nine
	Months Ended		Months Ended
	September 30,	% of	September 30,	% of	Increase /
Cost of Revenues	2017	revenues	2016	revenues	(Decrease)

North American Transaction Solutions	$32,213,056	85%	$25,206,769	86%	$7,006,287
Mobile Solutions	1,319,704	96%	4,427,043	89%	(3,107,339)
Online Solutions	4,002,251	72%	2,931,390	65%	1,070,861
Total	$37,535,011	84%	$32,565,202	84%	$4,969,809

	Nine		Nine
	Months Ended		Months Ended
	September 30,	% of	September 30,	% of	Increase /
Gross Margin	2017	revenues	2016	revenues	(Decrease)

North American Transaction Solutions	$5,488,080	15%	$4,236,099	14%	$1,251,981
Mobile Solutions	55,456	4%	572,409	11%	(516,953)
Online Solutions	1,525,566	28%	1,589,849	35%	(64,283)
Total	$7,069,102	16%	$6,398,357	16%	$670,745

Cost of revenues represents direct costs of generating revenues, including commissions, mobile operator fees, purchases of short numbers, interchange expense and processing fees. Cost of revenues for the nine months ended September 30, 2017 were $37,535,011 as compared to $32,565,202 for the nine months ended September 30, 2016. The increase in cost of revenues was primarily due to a $7,006,287 increase in our North American Transaction Solutions segment due to the corresponding increase in sales volume. There was also a $1,070,861 increase in cost of revenues resulting from our Online Solutions segment operations also primarily due to with boarding additional merchants. This was offset by a $3,107,339 decrease in our Mobile Solutions segment cost of revenues, which resulted from the corresponding decrease in sales for our Mobile Solutions segment for the nine months ended September 30, 2017.

Gross margin for the nine months ended September 30, 2017 was $7,069,102, or 16% of net revenue, as compared to $6,398,357, or 16% of net revenue, for the nine months ended September 30, 2016. The $670,745 increase in gross margin was primarily due to the increased sales volume of processing and business mix in our North American Transaction Solutions offset by a decrease of $516,953 in our Mobile Solutions margin caused from a decrease in business.

Total operating expenses were $11,949,998 for the nine months ended September 30, 2017, which consisted of general and administrative expenses of $7,788,068, non-cash compensation expenses of $836,218, provision for bad debts of $1,465,311, and depreciation and amortization of $1,860,401. Total operating expenses were $12,656,323 for the nine months ended September 30, 2016, which consisted of general and administrative expenses of $6,372,361, non-cash compensation expenses of $3,108,274, provision for bad debts of $678,150, and depreciation and amortization of $2,497,538.

The components of our general and administrative expenses are discussed below.

General and administrative expenses for the nine months ended September 30, 2017 and 2016 consisted of operating expenses not otherwise delineated in our Consolidated Statements of Operations and Comprehensive Loss and include salaries and benefits, professional fees, rent, business development, travel expense, filing fees, transaction gains, office expenses, communication expense, insurance expense, and other expenses required to run our business, as follows:

Nine Months Ended September 30, 2017
Category	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$1,404,162	$295,068	$670,056	$1,927,741	$4,297,027
Professional fees	351,736	44,793	717,713	881,613	1,995,855
Rent	-	33,092	119,129	240,172	392,393
Business development	9,381	971	26,689	2,718	39,759
Travel expense	133,901	9,723	6,479	111,551	261,654
Filing fees	-	-	-	26,990	26,990
Transaction (gains) losses	742	(30,423)	(6,138)	3,031	(32,788)
Office expenses	165,742	6,591	62,830	104,506	339,669
Communications expenses	28,894	3,368	88,987	60,373	181,622
Insurance expense	-	-	-	111,194	111,194
Other expenses	3,563	87	4,895	166,148	174,693
Total	$2,098,121	$363,270	$1,690,640	$3,636,037	$7,788,068

Nine Months Ended September 30, 2016
Category	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$1,223,240	$343,247	$423,238	$1,498,541	$3,488,266
Professional fees	372,492	39,422	462,650	999,627	1,874,191
Rent	-	3,260	104,056	317,317	424,633
Business development	31,784	4,869	92,544	6,043	135,240
Travel expense	152,795	9,657	15,964	88,368	266,784
Filing fees	-	-	-	77,185	77,185
Transaction (gains) losses	-	(394,880)	38,449	(115,797)	(472,228)
Office expenses	76,347	13,779	47,619	84,971	222,716
Communications expenses	64,369	1,639	42,742	69,756	178,506
Insurance expense	-	87	-	129,776	129,863
Other expenses	269	152	1,615	45,169	47,205
Total	$1,921,296	$21,232	$1,228,877	$3,200,956	$6,372,361

Variance
Category	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$180,922	$(48,179)	$246,818	$429,200	$808,761
Professional fees	(20,756)	5,371	255,063	(118,014)	121,664
Rent	-	29,832	15,073	(77,145)	(32,240)
Business development	(22,403)	(3,898)	(65,855)	(3,325)	(95,481)
Travel expense	(18,894)	66	(9,485)	23,183	(5,130)
Filing fees	-	-	-	(50,195)	(50,195)
Transaction (gains) losses	742	364,457	(44,587)	118,828	439,440
Office expenses	89,395	(7,188)	15,211	19,535	116,953
Communications expenses	(35,475)	1,729	46,245	(9,383)	3,116
Insurance expense	-	(87)	-	(18,582)	(18,669)
Other expenses	3,294	(65)	3,280	120,979	127,488
Total	$176,825	$342,038	$461,763	$435,081	$1,415,707

Salaries, benefits, taxes and contractor payments were $4,297,027 for the nine months ended September 30, 2017 as compared to $3,488,266 for the nine months ended September 30, 2016.

Segment	Salaries and benefits for the nine months ended September 30, 2017	Salaries and benefits for the nine months ended September 30, 2016	Increase / (Decrease)
North America Transaction Solutions	$1,404,162	$1,223,240	$180,922
Mobile Solutions	295,068	343,247	(48,179)
Online Solutions	670,056	423,238	246,818
Corporate Expenses & Eliminations	1,927,741	1,498,541	429,200
Total	$4,297,027	$3,488,266	$808,761

The increase in salaries of $808,761 was due primarily to the increase of corporate expenses for a $300,000 discretionary bonus payable to our CEO and approved by the Board of directors. The bonus is payable when cash flow of the business can support the payment. Additionally, North American Transaction Solutions segment salaries increased $180,922 due to an increase in headcount and sales incentives for key employees. There was also an increase of $246,818 in our Online Solutions segment which were primarily due to increasing payroll and consulting on PayOnline and the Ruble exchange rate. This was offset by a decrease in Mobile Solutions segment of $48,179 due to reducing headcount in response to the continued decrease in sales and reorganizing the business and responsibilities.

Professional fees were $1,995,855 for the nine months ended September 30, 2017 as compared to $1,874,191 for the nine months ended September 30, 2016.

Nine Months Ended September 30, 2017
Professional Fees	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
General Legal	$23,418	$-	$4,142	$62,533	$90,093
SEC Compliance Legal Fees	-	-	-	191,349	191,349
Accounting and Auditing	-	-	15,433	307,782	323,215
Tax Compliance and Planning	-	-	-	15,400	15,400
Consulting	328,318	44,793	698,138	304,549	1,375,798
Total	$351,736	$44,793	$717,713	$881,613	$1,995,855

Nine Months Ended September 30, 2016
Professional Fees	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
General Legal	$39,215	$268	$3,867	$168,039	$211,389
SEC Compliance Legal Fees	-	-		131,250	131,250
Accounting and Auditing	-	-	578	326,132	326,710
Tax Compliance and Planning	-	-	-	44,200	44,200
Consulting	273,277	39,154	458,205	390,006	1,160,642
Total	$312,492	$39,422	$462,650	$1,059,627	$1,874,191

Variance
Professional Fees	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Increase / (Decrease)
General Legal	$(15,797)	$(268)	$275	$(105,506)	$(121,296)
SEC Compliance Legal Fees	-	-	-	60,099	60,099
Accounting and Auditing	-	-	14,855	(18,350)	(3,495)
Tax Compliance and Planning	-	-	-	(28,800)	(28,800)
Consulting	55,041	5,639	239,933	(85,457)	215,156
Total	$39,244	$5,371	$255,063	$(178,014)	$121,664

Professional fees increased by $121,664 primarily due to an increase in Online Solutions segment’s consulting fees of $239,933 and $60,099 in corporate’s SEC compliance fees primarily offset by a decrease in general legal corporate expenses of $105,506 and a $85,457 decrease in corporate consulting expenses.

Non-cash compensation expense from share-based compensation was $836,218 for the nine months ended September 30, 2017, compared to $3,108,274 for the nine months ended September 30, 2016. The majority of these expenses were for employee and consultant incentives in both periods.

We recorded bad debt expense of $1,465,311 for the nine months ended September 30, 2017 as compared to $678,150 for the nine months ended September 30, 2016. For the nine months ended September 30, 2017, we recorded a loss which was primarily comprised of $1,185,804 in net ACH rejects and a $279,508 provision from our Russian operations. Of the $1,185,804 of net ACH rejects, $781,923 were passed through to independent sales organizations that board their merchants with us. For the nine months ended September 30, 2016, we recorded a loss which was primarily comprised of $710,508 in net ACH rejects offset by a $32,358 recovery from our Russian operations. Of the $678,150 of net ACH rejects, $286,128 were passed through as a reduction to commissions to independent sales organizations that board their merchants with us.

Depreciation and amortization expense consists primarily of the amortization of merchant portfolios plus depreciation expense on fixed assets, client acquisition costs, capitalized software expenses, trademarks, domain names and employee non-compete agreements.  Depreciation and amortization expense was $1,860,401 for the nine months ended September 30, 2017 as compared to $2,497,538 for the nine months ended September 30, 2016.

Interest expense was $894,553 for the nine months ended September 30, 2017 as compared to $1,186,207 for nine months ended September 30, 2016, representing a decrease of $291,655 as follows:

Funding Source	Nine months ended September 30, 2017	Nine months ended September 30, 2016	Increase / (Decrease)
MBF Notes	$49,606	$39,806	$9,800
RBL Notes	572,231	1,066,227	(493,996)
Priority Payments Note	90,378	-	90,378
Other	182,338	80,174	102,164
Total	$894,552	$1,186,207	$(291,655)

Other interest expense primarily consisted of $84,199 resulting from the promissory note entered into on March 1, 2017 with Star Equities, LLC (see Note 12. Related Party Transactions) and $98,139 related to the PayOnline acquisition. During the nine months ended September 30, 2016, other interest consisted primarily of $76,289 related to the PayOnline acquisition. The primary reason for the decrease was due to less Crede stock paydowns on RBL debt during nine months ended 2017, which resulted in increased RBL interest expense during 2016.

Other expenses for the nine months ended September 30, 2017, consisted of $98,721 attributed to our Mobile Solutions Division, by $48,481 in from our North American Transaction Solutions segment and $9,128 of expenses from corporate, offset by $5,359 in other income from our Online Solutions segment.

The net income attributable to non-controlling interests amounted to $93,175 for nine months ended September 30, 2017 as compared to $110,350 for the nine months ended September 30, 2016. The decrease was caused by an adjustment to commission expense for prior quarters recorded during the three months ended September 30, 2017.

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

To supplement its consolidated financial statements presented in accordance with United States generally accepted accounting principles ("GAAP"), the Company provides additional measures of its operating results by disclosing its adjusted net loss. Adjusted net loss is calculated as net loss excluding non-cash share based compensation and other non-operating, non-recurring items. Net Element discloses this amount on an aggregate and per share basis. These measures meet the definition of non-GAAP financial measures. The Company believes that application of these non-GAAP financial measures is appropriate to enhance the understanding of its historical performance through use of a metric that seeks to normalize period-to-period earnings.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Pursuant to Regulation G, a reconciliation of these non-GAAP financial measures with the comparable financial measures calculated in accordance with GAAP for the three and nine months ended September 30, 2017 and 2016 is presented in the following Non-GAAP Financial Measures Table.

	GAAP	Share-based Compensation	Loss from Stock Value Guarantee	Adjusted Non-GAAP
Three Months Ended September 30, 2017
Net (loss) income attributable to Net Element Inc stockholders	$(1,702,536)	$111,277	$-	$(1,591,259)
Basic and diluted earnings per share	$(0.90)	$0.06	$-	$(0.84)
Basic and diluted shares used in computing earnings per share	1,891,023			1,891,023

	GAAP	Share-based Compensation	Loss from Stock Value Guarantee	Adjusted Non-GAAP
Three Months Ended September 30, 2016
Net (loss) income attributable to Net Element Inc stockholders	$(3,469,540)	$732,701	$-	$(2,736,839)
Basic and diluted earnings per share	$(2.47)	$0.52	$-	$(1.95)
Basic and diluted shares used in computing earnings per share	1,403,020			1,403,020

	GAAP	Share-based Compensation	Loss from Stock Value Guarantee	Adjusted Non-GAAP
Nine Months Ended September 30, 2017
Net (loss) income attributable to Net Element Inc stockholders	$(5,830,372)	$836,218	$-	$(4,994,154)
Basic and diluted earnings per share	$(3.29)	$0.47	$-	$(2.82)
Basic and diluted shares used in computing earnings per share	1,770,947			1,770,947

	GAAP	Non-Cash Share-based Compensation	Loss from Stock Value Guarantee	Adjusted Non-GAAP
Nine Months Ended September 30, 2016
Net (loss) income attributable to Net Element Inc common stockholders	$(10,663,708)	$3,108,274	$2,162,861	$(5,392,573)
Basic and diluted earnings per share	$(8.65)	$2.52	$1.75	$(4.37)
Basic and diluted shares used in computing earnings per share	1,232,593			1,232,593

Additional information regarding Net Element’s results for its third quarter ended September 30, 2017 may be found in Net Element’s quarterly report on Form 10-Q, which was filed with the Security and Exchange Commission (SEC) on November 14, 2017 and may be obtained from the SEC’s Internet website at http://www.sec.gov.

About Net Element

Net Element, Inc. (NASDAQ: NETE) operates a payments-as-a-service transactional and value-added services platform for small to medium enterprise ("SME") in the U.S. and selected emerging markets. In the U.S. it aims to grow transactional revenue by innovating SME productivity services such as its cloud based, restaurant and retail point-of-sale solution Aptito. Internationally, Net Element's strategy is to leverage its omni-channel platform to deliver flexible offerings to emerging markets with diverse banking, regulatory and demographic conditions. Net Element was ranked as one of the fastest growing companies in North America on Deloitte’s 2017 Technology Fast 500™ and South Florida Business Journal’s 2016 fastest growing technology companies. Further information is available at www.netelement.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Net Element and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) Net Element's ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Net Element's ability to maintain existing, and secure additional, contracts with users of its payment processing services; (iii) Net Element's ability to successfully expand in existing markets and enter new markets; (iv) Net Element's ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Net Element's business; (viii) changes in government licensing and regulation that may adversely affect Net Element's business; (ix) the risk that changes in consumer behavior could adversely affect Net Element's business; (x) Net Element's ability to protect its intellectual property; (xi) local, industry and general business and economic conditions; (xii) adverse effects of potentially deteriorating U.S.-Russia relations, including, without limitation, over a conflict related to Ukraine, including a risk of further U.S. government sanctions or other legal restrictions on U.S. businesses doing business in Russia. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Net Element with the Securities and Exchange Commission. Net Element anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Net Element assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

NET ELEMENT, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash	$922,102	$621,635
Accounts receivable, net	4,446,358	7,126,429
Prepaid expenses and other assets	1,658,200	1,467,897
Total current assets, net	7,026,660	9,215,961
Fixed assets, net	64,381	117,295
Intangible assets, net	3,242,889	3,589,850
Goodwill	9,643,752	9,643,752
Other long term assets	456,948	603,209
Total assets	20,434,630	23,170,067

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	6,067,319	7,510,113
Accrued expenses	3,419,879	5,518,823
Deferred revenue	1,196,743	1,355,972
Notes payable (current portion)	503,041	808,976
Due to related parties	376,593	299,004
Total current liabilities	11,563,575	15,492,888
Notes payable (net of current portion)	6,887,382	3,615,782
Total liabilities	18,450,957	19,108,670

STOCKHOLDERS' EQUITY
Series A Convertible Preferred stock ($.0001 par value, 1,000,000 shares authorized, no shares issued and outstanding at September 30, 2017 and December 31, 2016)	-	-
Common stock ($.0001 par value, 100,000,000 shares authorized and 2,141,208 and 1,535,349 shares issued and outstanding at September 30, 2017 and December 31, 2016	2,142	1,535
Paid in capital	167,805,711	163,918,685
Accumulated other comprehensive loss	(2,528,424)	(2,486,616)
Accumulated deficit	(163,272,959)	(157,442,585)
Noncontrolling interest	(22,797)	70,378
Total stockholders' equity	1,983,673	4,061,397
Total liabilities and stockholders' equity	$20,434,630	$23,170,067

NET ELEMENT, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three Months Ended September 30		Nine Months Ended September 30
	2017	2016	2017	2016

Net revenues
Service fees	$14,901,131	$12,874,386	$43,263,217	$34,355,912
Branded content	-	1,135,266	1,340,896	4,607,647
Total Revenues	14,901,131	14,009,652	44,604,113	38,963,559

Costs and expenses:
Cost of service fees	12,756,627	10,683,897	36,232,170	28,285,984
Cost of branded content	-	1,011,271	1,302,841	4,279,218
General and administrative	2,357,729	2,284,737	7,788,068	6,372,361
Non-cash compensation	111,277	732,701	836,218	3,108,274
Bad debt expense	319,690	301,170	1,465,311	678,150
Depreciation and amortization	630,020	764,886	1,860,401	2,497,538
Total costs and operating expenses	16,175,343	15,778,662	49,485,009	45,221,525
Loss from operations	(1,274,212)	(1,769,010)	(4,880,896)	(6,257,966)
Interest expense, net	(302,813)	(608,716)	(894,553)	(1,186,207)
Loss from stock value guarantee	-	(1,559,281)	-	(3,722,142)
Other income (expense)	(92,904)	433,784	(148,099)	392,257
Net loss before income taxes	(1,669,929)	(3,503,223)	(5,923,548)	(10,774,058)
Income taxes	-	-	-	-
Net loss	(1,669,929)	(3,503,223)	(5,923,548)	(10,774,058)
Net (income) loss attributable to the noncontrolling interest	(32,607)	33,683	93,175	110,350
Net loss attributable to Net Element, Inc. stockholders	(1,702,536)	(3,469,540)	(5,830,373)	(10,663,708)
Foreign currency translation gain (loss)	92,191	(96,786)	(41,809)	(622,568)
Comprehensive loss attributable to common stockholders	$(1,610,345)	$(3,566,326)	$(5,872,182)	$(11,286,276)

Loss per share - basic and diluted	$(0.90)	$(2.47)	$(3.29)	$(8.65)

Weighted average number of common shares outstanding - basic and diluted	1,891,023	1,403,020	1,770,947	1,232,593

NET ELEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities
Net loss	$(5,923,548)	$(10,663,708)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Non controlling interest	(93,175)	(110,350)
Share based compensation	836,218	3,108,274
Deferred revenue	(159,228)	135,003
Depreciation and amortization	1,860,401	2,497,538
Non cash interest	98,774	741,857
Changes in assets and liabilities
Accounts receivable	3,514,440	(610,384)
Prepaid expenses and other assets	(352,551)	(331,498)
Accounts payable and accrued expenses	(2,390,495)	4,165,778
Net cash used in operating activities	(2,609,164)	(1,067,490)

Cash flows from investing activities

Client acquisition costs	(1,380,661)	(1,346,718)
Receipt of excess reserves and ( purchase) of fixed and other assets	77,430	-
Net cash used in investing activities	(1,303,231)	(1,346,718)

Proceeds from common stock	1,150,098	-
Proceeds from indebtedness	3,239,033	2,668,500
Repayment of indebtedness	(273,360)	(110,434)
Related party advances	77,587	117,779
Net cash provided by financing activities	4,193,358	2,675,845

Effect of exchange rate changes on cash	19,504	97,902
Net (decrease) increase in cash	300,467	359,539

Cash at beginning of period	621,635	1,025,747
Cash at end of period	$922,102	$1,385,286

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$795,779	$461,673
Taxes	$86,942	$94,718
Share issuance for settlement of unpaid compensation	$-	$1,042,509
Shares issued for redemption of indebtedness	$363,986	$2,328,351
Shares issued in settlement of advances from from board member	$-	$909,285

Contact:

Net Element, Inc.

media@netelement.com

+1 (786) 923-0502